SALE AGREEMENT

THIS AGREEMENT made as of the 27th day of July, 2012

BETWEEN:

FINSBURY EXPLORATION LTD., a corporation incorporated
under the laws of the Province of British Columbia

(“Finsbury”)

AND:

QUARTZ MOUNTAIN RESOURCES LTD., a corporation incorporated
under the laws of the Province of British Columbia

(“Quartz” and together with Finsbury, the “Parties”)

WHEREAS:

A.

Finsbury is a party to a mineral property purchase agreement (the “Bearclaw Agreement”) dated October 4, 2011 (as amended effective as of the date that this Agreement becomes unconditional pursuant to Section 3 hereof) with Bearclaw Capital Corp. (“Bearclaw”) pursuant to which Bearclaw agreed to sell to Finsbury, and Finsbury agreed to acquire a 100% interest in certain “Purchased Assets” (as that term is defined in the Bearclaw Agreement), including, for greater certainty, those mineral claims described in Schedule A hereto (the “Gnat Pass Claims”) as depicted on the map therein.

B.

Finsbury is also a party to a net smelter return royalty agreement (the “NSR Royalty Agreement”) dated October 31, 2011 with Bearclaw pursuant to which Finsbury granted to Bearclaw a one percent (1%) net smelter royalty, up to a maximum aggregate amount of $7,500,000 (the “NSR Royalty”).

C.	Finsbury has staked those mineral claims described in Schedule B hereto (the “Finsbury Staked Claims”).

D.

Finsbury has, as of the date of this Agreement, entered into an amending agreement (the “Amending Agreement”) with Bearclaw pursuant to which Finsbury and Bearclaw have agreed to amend certain of the obligations of Finsbury with respect to the payment of consideration to Bearclaw thereunder and such Amending Agreement is conditional upon this Agreement becoming unconditional upon its terms.

E.

Pursuant to an option agreement between Finsbury and Quartz dated July 1, 2012 (the “Option Agreement”), Finsbury agreed to grant to Quartz an option to acquire a fifty percent (50%) interest in the Purchased Assets and the Finsbury Staked Claims, subject to the obligations to Bearclaw pursuant to the Bearclaw Agreements, upon Quartz completing the work obligations set out therein.

F.

Subject to the terms and conditions hereof, Finsbury wishes to sell one hundred percent (100%) of its interest in and to the Finsbury Staked Claims, the Purchased Assets and its rights and obligations under the Bearclaw Agreement and the NSR Royalty Agreement to Quartz and Quartz wishes to purchase the Finsbury Staked Claims, the Purchased Assets and the rights and obligations of Finsbury under the Bearclaw Agreement and the NSR Royalty Agreement and the Parties wish to terminate the Option Agreement as of the Effective Date.

THEREFORE this Agreement witnesses that, in consideration of the premises and mutual covenants and conditions hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:

1.	Sale and Purchase

	(a)	Effective as of the date on which each of the conditions set forth in Section 3(a) is satisfied or waived by the Parties (the “Effective Date”), Finsbury hereby sells to Quartz:

		(i)	the Purchased Assets, including, for greater certainty, the Gnat Pass Claims;

		(ii)	all of Finsbury’s right, title and interest in and to the Bearclaw Agreement and the NSR Royalty Agreement and all of the benefits and advantages to be derived therefrom; and

		(iii)	the Finsbury Staked Claims,

(collectively, the “Acquired Assets and Rights”).

(b)

Effective as of the Effective Date, Quartz hereby (i) purchases and acquires the Acquired Assets and Rights and agrees with Finsbury to assume, be bound by and observe, carry out and perform and fulfill all of the covenants, obligations and liabilities of Finsbury under the Bearclaw Agreement and the NSR Royalty Agreement, including, for greater certainty, payment to Bearclaw of the NSR Royalty (collectively, the “Assumed Obligations”), to the same extent and with the same force and effect as though Quartz had been a party thereto in the place and stead of Finsbury, and (ii) agrees to release, indemnify and hold harmless Finsbury, its directors, managers, employees, affiliates, successors and assigns from and against any loss, cost, damage, claim, demand, action or cause of action (including all actual legal costs on a solicitor and own client basis) (collectively, “Losses”) in any way resulting from, connected with, or arising out of the Acquired Assets and Rights or any failure by Quartz to fulfill its obligations under this Section 1(b), except to the extent that such Losses arise out of or are connected with any breach by Finsbury of any provision of this Agreement.

2.          Purchase Price

As consideration for the sale by Finsbury of the Acquired Assets and Rights to Quartz pursuant to Section 1(a), Quartz shall, subject to Section 3(a) (and in addition to assuming the Assumed Obligations pursuant to Section 1(b)) on the Effective Date, issue 2,038,111 common shares in the capital of Quartz (“Quartz Shares”) to Finsbury.

3.          Conditions Precedent

(a)	The obligations of the Parties pursuant to Sections 1 and 2 are conditional upon satisfaction, or waiver by each of the Parties, of each of the following conditions:

(i)

the Amending Agreement having been duly executed by Finsbury and Bearclaw and being in full force and effect as of the date hereof subject only to this Agreement becoming unconditional in accordance with its terms;

(ii)

the TSX Venture Exchange (the “Exchange”) either unconditionally or conditionally approving the issuance of the Quartz Shares issuable to Finsbury pursuant to Section 2, subject only to customary conditions acceptable to the Parties acting reasonably;

(iii)

the Exchange either unconditionally or conditionally approving the issuance of the Quartz Shares issuable to Bearclaw pursuant to Section 2.02 of the Bearclaw Agreement, subject only to customary conditions acceptable to the Parties acting reasonably; and

(iv)

if required pursuant to applicable securities laws or the rules and regulations of the Exchange, Finsbury or Quartz, as the case may be, obtaining any shareholder approvals required to be obtained in order for Finsbury or Quartz, as the case may be, to perform its obligations hereunder.

(b)

Notwithstanding any other provision of this Agreement, the obligations of Quartz pursuant to Sections 1 and 2 are conditional upon delivery to Quartz, on the Effective Date, of a certificate of an officer of Finsbury confirming that the representations and warranties of Finsbury set forth in Section 4 continue to be true and accurate as if made on and as of the Effective Date.

(c)

If the conditions contained in Sections 3(a) and 3(b) have not been either satisfied, or waived by each of the parties, on or before August 20, 2012 or such other date mutually agreed to by the Parties (the “Deadline Date”), then this Agreement shall, at the option of either Party by written notice to the other Party, terminate and be of no further force and effect and neither Party shall have any claim against the other under the terms hereof or arising from the failure of the conditions precedent.

4.          Finsbury’s Representations and Warranties

Finsbury makes the following representations and warranties to Quartz as of the date hereof and such representations and warranties shall be deemed to be repeated as of the closing date of the transactions contemplated hereunder:

General Corporate Matters

(a)

It is a corporation duly incorporated and subsisting under the laws of the Province of British Columbia with the corporate power to own its assets and to carry on its business and Finsbury holds all material permits that are required to carry on its business, and has made all necessary filings under all applicable laws.

(b)	It has the power, authority and right (i) to enter into and deliver this Agreement; and (ii) to complete the transactions to be completed by it as contemplated herein and therein.

(c)

This Agreement has been duly authorized, executed and delivered by it and constitute valid and legally binding obligations of and enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

(d)	The execution, delivery and performance by Finsbury of this Agreement:

(i)

shall not (and shall not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of, or a conflict with, or allow any other person to exercise any rights under, any of the terms or provisions of Finsbury’s constating documents;

(ii)

shall not (and shall not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of, or a conflict with, or allow any other person to exercise any rights under any contracts or instruments to which it is a party or by which it is bound or pursuant to which any of the Acquired Assets and Rights may be affected; and

(iii) shall not result in the violation of any applicable law.

(e)

Other than the Exchange approvals described in Section 3(a) (the “Exchange Approvals”) and the approval of Bearclaw with respect to the assignment by Finsbury to Quartz of the NSR Royalty Agreement, no approvals and consents are required by Finsbury in connection with the observance and performance by Finsbury of its obligations under this Agreement.

Title, Encumbrances and Obligations Concerning the Acquired Assets and Rights

(f)

Finsbury is the recorded holder of the Gnat Pass Claims and the Finsbury Staked Claims (the “Mineral Properties”) and is the owner of a 100% undivided beneficial interest in and to the Acquired Assets and Rights, free and clear of any encumbrances except the rights of Bearclaw to receive those payments therefor described in the Bearclaw Agreement, the “Permitted Encumbrances” as defined in the Bearclaw Agreement and the NSR Royalty (the “Bearclaw Encumbrances”), and there are no other existing rights or options to acquire any interest in, or explore, prospect or mine on, the Mineral Properties held by any third party.

(g)	Finsbury has the unfettered right to transfer its 100% undivided beneficial interest in the Acquired Assets and Rights to Quartz in the manner set out in this Agreement.

(h)

Except for this Agreement and the Bearclaw Encumbrances, there does not exist any contract, option or other right of another binding upon or which at any time in the future may become binding upon Finsbury to sell or transfer, or that would have the effect of imposing any encumbrance upon, any of the Acquired Assets and Rights.

(i)

Except for Quartz’s rights under this Agreement and the Bearclaw Encumbrances, there are no adverse interests or rights or options to acquire or purchase any of the Mineral Properties or any portion thereof or any right, title or interest therein or any minerals, metals, concentrates or any other products or materials removed or produced from the Mineral Properties.

(j)

Finsbury is not in default or breach of any contract or commitment concerning any of the Acquired Assets and Rights and there exists no condition, event or act that, with the giving of notice or lapse of time or both, would constitute such a default or breach of any such contract or commitment.

(k)

All material obligations of Finsbury arising under or in connection with the Mineral Properties prior to the date hereof, and all payments due or accrued thereunder or in connection therewith prior to the date hereof, have been fulfilled and paid in full.

(l)

To the knowledge of Finsbury, the Mineral Properties are not subject to any reservations of surface rights or other property rights by the Crown, and the lands comprising the Mineral Properties are not subject to any other rights granted by the Crown in favour of or for the benefit of any third party, in each case which could interfere materially with the commercial exploitation of the Mineral Properties.

Royalties

(m)

Other than in respect of the NSR Royalty, no person is entitled to any royalty or other payment in the nature of a royalty on any minerals, metals or concentrates or any other products removed or produced from the Mineral Properties.

Permits and Compliance with Laws

(n)

To the knowledge of Finsbury, the Mineral Properties have been duly issued and are validly registered in accordance with all applicable laws and are in good standing in all material respects with respect to the performance of all material obligations required under applicable laws (including the payment of all rents, taxes maintenance costs and other charges thereon, the performance of all minimum assessment work and the filing of reports with respect to minimum assessment work) with respect thereto and, so far as Finsbury is aware, there are no facts or circumstances which might give rise to a breach of the terms of the Mineral Properties or render any of the Mineral Properties liable to forfeiture.

(o)

To the knowledge of Finsbury, the physical condition of the Mineral Properties is in material compliance with all applicable laws and all orders of all governmental authorities having jurisdiction thereover.

(p)

Except as is disclosed in writing to Quartz prior to the date hereof, all material permits relating to the current status of the Mineral Properties, if any, are in good standing and no orders impacting their validity have been issued.

(q)

Finsbury has provided Quartz with complete and accurate information regarding all permits, of which Finsbury is aware, which have in the past been obtained or requested from any governmental authority in relation to the commercial exploitation of the Mineral Properties.

Claims and Proceedings

(r)

No litigation or other proceeding or inquiry exists, or is pending or threatened either against Finsbury or in respect of any of the Acquired Assets and Rights, which may affect the Acquired Assets and Rights or the completion of the transactions contemplated herein.

(s)

There is no adverse claim or challenge against or to the ownership of or title to any of the Acquired Assets and Rights, and, to Finsbury’s knowledge, there is not any basis for any such adverse claim or challenge.

Environmental Issues

(t)

Finsbury is in material compliance with all applicable environmental laws pertaining to the Mineral Properties and all activities on or in relation to the Mineral Properties carried out by or on behalf of Finsbury have been carried out in material compliance with all applicable environmental laws. Finsbury has not received any notice from any governmental authority alleging that Finsbury or any of its predecessors in interests in respect of the Mineral Properties have violated or are violating in any material respect any environmental law to which the Mineral Properties are subject, and, except as expressly set forth herein, there are no outstanding orders or directions relating to the environment requiring any work, repairs, construction or capital expenditures. Finsbury has no knowledge regarding historical compliance with applicable environmental laws pertaining to the Mineral Properties.

(u)

Finsbury has not received any notice, formal or informal, of any proceeding, with respect to any actual or potential environmental liability, which is pending as of the date hereof, and no legal or administrative action exists or, to the knowledge of Finsbury, is threatened or pending, against Finsbury or the Mineral Properties in respect of environmental liabilities. To the knowledge of Finsbury, there are no (i) facts with respect to the Mineral Properties that could give rise to a notice of non-compliance with any environmental law, or (ii) environmental liabilities associated with the Mineral Properties.

(v)

Finsbury has not been convicted of an offence or been subjected to any judgment, injunction or other proceeding or been fined or otherwise sentenced for non- compliance with any environmental laws, and it has not settled any prosecution or other proceeding short of conviction in connection therewith, in relation to the Acquired Assets and Rights.

(w)

Neither Finsbury nor to the knowledge of Finsbury any of its predecessors in title has caused or permitted the release of any hazardous substance at, on, under or near the Mineral Properties, except in compliance in all material respects with environmental laws.

(x)

There are no conditions that directly or indirectly relate to environmental matters or to the condition of the soil or the groundwater that would adversely affect the Acquired Assets and Rights in a material manner.

(y)

Neither Finsbury nor, to the knowledge of Finsbury, any of its predecessors in title has received written notice of, and Finsbury does not have knowledge of any facts that could give rise to any notice, that Finsbury or its predecessors are potentially responsible for any remedial action under any environmental law in connection with the Acquired Assets and Rights.

First Nations and Treaty Rights

(z)

To the knowledge of Finsbury, there are no First Nations or treaty rights, titles or claims, proven or unproven, that are reasonably related to, or may reasonably affect, the Mineral Properties and no person has purported to be or to represent an identified First Nations person or group in connection with the Mineral Properties or other lands or resources that might be affected by the development and exploitation of the Mineral Properties.

(aa)

Finsbury is not aware of any First Nations opposition to, or concerns about, the development or exploitation of the Mineral Properties, including anything related to the Crown's duty to consult First Nations peoples.

(bb)

Finsbury has not engaged, and so far as Finsbury is aware its predecessors in title to the Mineral Properties have not engaged, in any negotiations with any First Nations or aboriginal group in respect of the Mineral Properties or entered into any agreements, understandings or commitments, including any impact and benefit agreements with any First Nations or aboriginal groups in respect of the Mineral Properties.

Books and Records

(cc)

The books and records of Finsbury relating to the Acquired Assets and Rights are true and correct and present fairly and disclose in all material respects the financial position of the Acquired Assets and Rights; all material financial transactions of Finsbury relating to the Acquired Assets and Rights have been accurately recorded in such books and records; and, to the extent possible, such books and records have been prepared in accordance with generally accepted accounting principles consistently applied.

(dd)

Finsbury has made available to Quartz all books, records, agreements, and all financial, technical and other information or documents, in each case concerning the Acquired Assets and Rights, in the possession or control of Finsbury or its affiliates, including, without limitation (i) all analyses and monitoring data for soil, groundwater and surface water and all reports pertaining to any environmental assessments or audits relating to the Mineral Properties and (ii) all information regarding, and all correspondence and other documentation evidencing, any contact with or from, or any arrangements or agreements with or representations made to, any person, in relation to aboriginal persons or issues, in each case which may have any relation to the Mineral Properties or other lands or resources that might be affected by the development or exploitation thereof.

Improvements to Land; Buildings and Equipment

(ee)

All improvements (including all plants, buildings, structures, erections, appurtenances and fixtures, and any other improvements related to environmental protection or remediation) situated on or forming part of the Mineral Properties have been completed in a good and competent manner and in accordance with the requirements of all applicable governmental authorities and all such improvements are free of material defect.

Tax and Similar Matters

(ff)	There are no liens for taxes upon the Acquired Assets and Rights, except for statutory liens for current taxes not yet due.

(gg)	Finsbury is not a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

(hh)

Finsbury has not received notice of any assessment or any capital charges or levies assessed or proposed to be assessed against any of the Acquired Assets and Rights by a governmental authority or that any governmental authority intends to require Finsbury to pay for any future roads, utilities or services relating to the Mineral Properties.

Securities Laws

(ii)

Finsbury acknowledges that the issuance of the Quartz Shares will be made pursuant to an appropriate exemption (the “Exemption”) from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively, the “Securities Rules”) of all the jurisdictions applicable to such issuance and, as a consequence of acquiring the Quartz Shares pursuant to this Exemption:

	(i)	certain protections, rights and remedies provided by the Securities Rules, including statutory rights of rescission or damages, will not be available to Finsbury;

(ii)

Finsbury may not receive information that might otherwise be required to be provided to Finsbury, and Quartz is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemption were not being used;

	(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Quartz Shares;

	(iv)	there is no government or other insurance covering the Quartz Shares;

	(v)	there are risks associated with the acquisition of the Quartz Shares; and

(vi)

there are trade restrictions on Finsbury’s ability to resell the Quartz Shares and it is the responsibility of Finsbury to find out what those trade restrictions are and to comply with them before selling the Quartz Shares.

(jj)	Any Quartz Shares issued to Finsbury will be acquired by Finsbury as principal for its own account and not for the benefit of any other person.

(kk)

Because of the trade restrictions imposed by operation of the Securities Rules, the certificates representing the Quartz Shares or where such Quartz Shares are entered into a direct registration or other electronic book-entry system, the written notice delivered to Finsbury in respect of such Quartz Shares, will bear such legend notation as may be required by the Securities Rules and, if applicable, by the rules and policies of the Exchange.

(ll)

Without in any way limiting the generality of the foregoing, the trade restrictions provide that Finsbury must hold and not sell, transfer or in any manner dispose of the Quartz Shares except in accordance with applicable securities laws and, for purposes of securities laws in Canada, not before the date that is four months and a day after the distribution date of the Quartz Shares unless the disposition is made in accordance with all applicable Securities Rules.

Other

(mm)	Finsbury is not in default under any of the provisions of the Bearclaw Agreement and the NSR Royalty Agreement and the Bearclaw Agreement and the NSR Royalty Agreement remain in full force and effect;

(nn)

No representation or warranty or other statement made by Finsbury in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

5.          Conveyance

Upon the satisfaction or waiver by each of the Parties of the conditions in Sections 3(a) and 3(b), Finsbury shall promptly:

(a)

release to Quartz duly executed transfers and conveyances of the Mineral Properties, to and in favour of Quartz, in each case in registrable form, together with anything reasonably required by Quartz to evidence or give full effect thereto; and

(b)

release to Quartz the “Technical Information” and the “Documents and Records”, as those terms are defined in the Bearclaw Agreement and any other similar records or information acquired by Finsbury in relation to the Mineral Properties subsequent to the date of the Bearclaw Agreement.

6.	Transfers

	(a)	Quartz will not assign, transfer or convey any of its rights under this Agreement without the prior written consent of Finsbury, such consent not to be unreasonably withheld or conditioned.

(b)

Subject to applicable laws and the Parties obtaining any required approvals of the Exchange or such other recognized stock exchange on which the Quartz Shares are then listed or quoted on for trading, Finsbury shall have the right to assign, transfer or convey its rights under this Agreement, including the right to receive the Quartz Shares pursuant to Section 2, to any third party.

7.          Termination of Option Agreement

The Parties agree that, effective as of the Effective Date, the Option Agreement shall be terminated in its entirety, shall be of no further force or effect and the Parties shall have no further liability to each other with respect to the Option Agreement and each of them shall be released and discharged from any further obligations or liabilities, past, present or future, under the Option Agreement without the necessity for any further instrument or formality.

8.          General

(a)	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(b)

This Agreement and the rights of the parties hereunder shall be governed by and construed according to the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Province of British Columbia and the laws of Canada applicable therein.

(c)

This Agreement may be executed by the parties hereto by facsimile signature in one or more counterparts, each of which shall be deemed to be an original and all of which will constitute together the one and the same agreement.

(d)

Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out the full intent and meaning of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first set out above.

FINSBURY EXPLORATION LTD.

By: _______________________________________
        Name: Marchand Snyman
        Position: Director

QUARTZ MOUNTAIN RESOURCES LTD.

By: _______________________________________
        Name: Gordon Fretwell
        Position: Director

SCHEDULE A

Gnat Pass Claims

Tenure No.	Claim Name	FMC#	Area (ha)
512878		145966	681.329
604847	GNAT3	145966	340.59
525819	GNAT NORTH	145966	272.423

6,470,000 mN
6,460,000 mN
6,450,000 mN
6,440,000 mN
0
5
10
kilometres
410,000 mE
420,000 mE
430,000 mE
440,000 mE
450,000 mE
460,000 mE
Gnat Pass Claims
Finsbury Staked Claims
N
HDIFINSBURY
GALAXIE
Claims
BCGS: 104J.018-20,28-30,38-40
104I.002,3,11-13,21-24,31-34
Date: July 20, 2012
Scale: 1 : 300,000
Plotted by : AS

SCHEDULE B

Finsbury Staked Claims

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
871889	STU 074	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871890	STU 080	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871892	STU 155	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871893	STU 070	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871894	STU 019	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871895	STU 082	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871909	STU 067	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871910	STU 023	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871911	STU 020	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871912	STU 202	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871913	STU 063	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871914	STU 153	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871915	STU 081	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871916	STU 018	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871917	STU 055	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871918	STU 022	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871919	STU 050	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871920	STU 014	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871921	STU 157	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871929	STU 015	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871930	STU 084	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871931	STU 158	104I	2011/jul/28	2012/nov/05	GOOD	681.329
871949	STU 201	104I	2011/jul/28	2012/nov/05	GOOD	425.6927
871950	STU 056	104I	2011/jul/28	2012/nov/05	GOOD	425.3287
871969	STU 13	104I	2011/jul/28	2012/nov/05	GOOD	426.6119
871989	STU 075	104I	2011/jul/28	2012/nov/05	GOOD	237.9892
872009	STU 162	104I	2011/jul/28	2012/nov/05	GOOD	408.4231
872011	STU 086	104I	2011/jul/28	2012/nov/05	GOOD	426.5456
872012	STU 163	104I	2011/jul/28	2012/nov/05	GOOD	271.8003
872013	STU 021	104I	2011/jul/28	2012/nov/05	GOOD	426.324
872014	STU 093	104I	2011/jul/28	2012/nov/05	GOOD	426.7743
872015	STU 161	104I	2011/jul/28	2012/nov/05	GOOD	255.3781
872016	STU 203	104I	2011/jul/28	2012/nov/05	GOOD	408.625
872017	STU 071	104I	2011/jul/28	2012/nov/05	GOOD	425.0287
872018	STU 072	104I	2011/jul/28	2012/nov/05	GOOD	424.7614
872019	STU 154	104I	2011/jul/28	2012/nov/05	GOOD	425.7672
872020	STU 090	104I	2011/jul/28	2012/nov/05	GOOD	341.4619
872021	STU 016	104I	2011/jul/28	2012/nov/05	GOOD	409.5002
872022	STU 065	104I	2011/jul/28	2012/nov/05	GOOD	424.7708
872023	STU 156	104I	2011/jul/28	2012/nov/05	GOOD	425.7615
872024	STU 091	104I	2011/jul/28	2012/nov/05	GOOD	409.7671

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
872025	STU 204	104I	2011/jul/28	2012/nov/05	GOOD	408.4282
872026	STU 066	104I	2011/jul/28	2012/nov/05	GOOD	425.0315
872027	STU 088	104I	2011/jul/28	2012/nov/05	GOOD	409.7028
872028	STU 159	104I	2011/jul/28	2012/nov/05	GOOD	425.7588
872029	STU 062	104I	2011/jul/28	2012/nov/05	GOOD	425.0378
872030	STU 078	104I	2011/jul/28	2012/nov/05	GOOD	408.8201
872031	STU 061	104I	2011/jul/28	2012/nov/05	GOOD	424.7821
872032	STU 160	104I	2011/jul/28	2012/nov/05	GOOD	408.7533
872033	STU 089	104I	2011/jul/28	2012/nov/05	GOOD	409.7739
872034	STU 054	104I	2011/jul/28	2012/nov/05	GOOD	425.0451
872035	STU 205	104I	2011/jul/28	2012/nov/05	GOOD	408.2316
872036	STU 068	104I	2011/jul/28	2012/nov/05	GOOD	408.5818
872037	STU 053	104I	2011/jul/28	2012/nov/05	GOOD	424.7906
872038	STU 139	104I	2011/jul/28	2012/nov/05	GOOD	426.0263
872039	STU 100	104I	2011/jul/28	2012/nov/05	GOOD	341.6168
872040	STU 069	104I	2011/jul/28	2012/nov/05	GOOD	408.5797
872041	STU 009	104I	2011/jul/28	2012/nov/05	GOOD	426.8014
872042	STU 141	104I	2011/jul/28	2012/nov/05	GOOD	426.0232
872043	STU 206	104I	2011/jul/28	2012/nov/05	GOOD	408.0346
872044	STU 073	104I	2011/jul/28	2012/nov/05	GOOD	339.6999
872045	STU 103	104I	2011/jul/28	2012/nov/05	GOOD	341.6088
872046	STU 076	104I	2011/jul/28	2012/nov/05	GOOD	408.575
872047	STU 143	104I	2011/jul/28	2012/nov/05	GOOD	426.0241
872049	STU 052	104I	2011/jul/28	2012/nov/05	GOOD	425.045
872050	STU 008	104I	2011/jul/28	2012/nov/05	GOOD	426.8042
872051	STU 079	104I	2011/jul/28	2012/nov/05	GOOD	408.7906
872052	STU 145	104I	2011/jul/28	2012/nov/05	GOOD	426.0203
872053	STU 099	104I	2011/jul/28	2012/nov/05	GOOD	427.287
872055	STU 049	104I	2011/jul/28	2012/nov/05	GOOD	425.0623
872056	STU 007	104I	2011/jul/28	2012/nov/05	GOOD	426.8155
872057	STU 147	104I	2011/jul/28	2012/nov/05	GOOD	426.0192
872058	STU 104	104I	2011/jul/28	2012/nov/05	GOOD	427.2481
872059	STU 051	104I	2011/jul/28	2012/nov/05	GOOD	407.774
872060	STU 077	104I	2011/jul/28	2012/nov/05	GOOD	391.5588
872061	STU 149	104I	2011/jul/28	2012/nov/05	GOOD	426.0196
872062	STU 107	104I	2011/jul/28	2012/nov/05	GOOD	409.94
872063	STU 200	104I	2011/jul/28	2012/nov/05	GOOD	408.4752
872064	STU 048	104I	2011/jul/28	2012/nov/05	GOOD	339.8504
872065	STU 005	104I	2011/jul/28	2012/nov/05	GOOD	409.8918
872066	STU 140	104I	2011/jul/28	2012/nov/05	GOOD	426.2724
872067	STU 064	104I	2011/jul/28	2012/nov/05	GOOD	357.4498
872068	STU 046	104I	2011/jul/28	2012/nov/05	GOOD	374.1315
872069	STU 112	104I	2011/jul/28	2012/nov/05	GOOD	410.1905
872070	STU 142	104I	2011/jul/28	2012/nov/05	GOOD	426.2699
872071	STU 024	104I	2011/jul/28	2012/nov/05	GOOD	426.0597
872072	STU 044	104I	2011/jul/28	2012/nov/05	GOOD	407.7283

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
872073	STU 004	104I	2011/jul/28	2012/nov/05	GOOD	409.8617
872074	STU 199	104I	2011/jul/28	2012/nov/05	GOOD	408.2306
872075	STU 045	104I	2011/jul/28	2012/nov/05	GOOD	407.9486
872076	STU 060	104I	2011/jul/28	2012/nov/05	GOOD	374.7752
872077	STU 003	104I	2011/jul/28	2012/nov/05	GOOD	409.8653
872078	STU 144	104I	2011/jul/28	2012/nov/05	GOOD	426.2707
872079	STU 115	104I	2011/jul/28	2012/nov/05	GOOD	410.1413
872080	STU 040	104I	2011/jul/28	2012/nov/05	GOOD	425.1421
872081	STU 058	104I	2011/jul/28	2012/nov/05	GOOD	425.559
872082	STU 146	104I	2011/jul/28	2012/nov/05	GOOD	426.2684
872083	STU 002	104J	2011/jul/28	2012/nov/05	GOOD	341.5682
872084	STU 198	104I	2011/jul/28	2012/nov/05	GOOD	407.9373
872085	STU 148	104I	2011/jul/28	2012/nov/05	GOOD	426.2678
872086	STU 057	104I	2011/jul/28	2012/nov/05	GOOD	357.6624
872087	STU 039	104I	2011/jul/28	2012/nov/05	GOOD	424.8328
872088	STU 113	104I	2011/jul/28	2012/nov/05	GOOD	427.5093
872089	STU 150	104I	2011/jul/28	2012/nov/05	GOOD	426.2681
872090	STU 059	104I	2011/jul/28	2012/nov/05	GOOD	425.5928
872091	STU 043	104I	2011/jul/28	2012/nov/05	GOOD	407.6827
872092	STU 006	104J	2011/jul/28	2012/nov/05	GOOD	426.8274
872093	STU 116	104I	2011/jul/28	2012/nov/05	GOOD	427.5013
872095	STU 037	104J	2011/jul/28	2012/nov/05	GOOD	425.1375
872096	STU 197	104I	2011/jul/28	2012/nov/05	GOOD	408.0825
872097	STU 151	104I	2011/jul/28	2012/nov/05	GOOD	426.0973
872098	STU 083	104I	2011/jul/28	2012/nov/05	GOOD	426.0757
872099	STU 118	104I	2011/jul/28	2012/nov/05	GOOD	410.212
872100	STU 012	104J	2011/jul/28	2012/nov/05	GOOD	426.62
872101	STU 038	104J	2011/jul/28	2012/nov/05	GOOD	424.805
872102	STU 152	104I	2011/jul/28	2012/nov/05	GOOD	409.0457
872103	STU 085	104I	2011/jul/28	2012/nov/05	GOOD	409.2647
872104	STU 120	104I	2011/jul/28	2012/nov/05	GOOD	427.5001
872105	STU 175	104I	2011/jul/28	2012/nov/05	GOOD	408.8542
872106	STU 030	104J	2011/jul/28	2012/nov/05	GOOD	408.2134
872107	STU 017	104J	2011/jul/28	2012/nov/05	GOOD	426.3691
872108	STU 087	104I	2011/jul/28	2012/nov/05	GOOD	426.5663
872109	STU 119	104I	2011/jul/28	2012/nov/05	GOOD	358.9266
872110	STU 196	104I	2011/jul/28	2012/nov/05	GOOD	425.5519
872111	STU 182	104I	2011/jul/28	2012/nov/05	GOOD	408.8529
872112	STU 031	104J	2011/jul/28	2012/nov/05	GOOD	408.0059
872113	STU 001	104J	2011/jul/28	2012/nov/05	GOOD	409.8621
872114	STU 094	104I	2011/jul/28	2012/nov/05	GOOD	426.7817
872115	STU 174	104I	2011/jul/28	2012/nov/05	GOOD	204.3277
872116	STU 032	104J	2011/jul/28	2012/nov/05	GOOD	305.7929
872117	STU 122	104I	2011/jul/28	2012/nov/05	GOOD	410.4224
872118	STU 181	104I	2011/jul/28	2012/nov/05	GOOD	408.6575
872119	STU 092	104I	2011/jul/28	2012/nov/05	GOOD	409.9243

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
872120	STU 033	104J	2011/jul/28	2012/nov/05	GOOD	407.6028
872121	STU 128	104I	2011/jul/28	2012/nov/05	GOOD	341.7577
872122	STU 010	104J	2011/jul/28	2012/nov/05	GOOD	409.6719
872123	STU 173	104I	2011/jul/28	2012/nov/05	GOOD	408.468
872124	STU 096	104I	2011/jul/28	2012/nov/05	GOOD	427.022
872125	STU 127	104I	2011/jul/28	2012/nov/05	GOOD	410.417
872126	STU 192	104I	2011/jul/28	2012/nov/05	GOOD	408.2742
872127	STU 011	104J	2011/jul/28	2012/nov/05	GOOD	409.3831
872128	STU 130	104I	2011/jul/28	2012/nov/05	GOOD	358.715
872129	STU 180	104I	2011/jul/28	2012/nov/05	GOOD	408.4698
872130	STU 95	104I	2011/jul/28	2012/nov/05	GOOD	426.9916
872131	STU 025	104J	2011/jul/28	2012/nov/05	GOOD	375.0417
872132	STU 129	104I	2011/jul/28	2012/nov/05	GOOD	427.0941
872133	STU 193	104I	2011/jul/28	2012/nov/05	GOOD	357.0911
872134	STU 121	104I	2011/jul/28	2012/nov/05	GOOD	427.4959
872135	STU 047	104I	2011/jul/28	2012/nov/05	GOOD	425.376
872136	STU 101	104I	2011/jul/28	2012/nov/05	GOOD	256.1003
872137	STU 026	104J	2011/jul/28	2012/nov/05	GOOD	408.9503
872138	STU 126	104I	2011/jul/28	2012/nov/05	GOOD	427.771
872139	STU 041	104I	2011/jul/28	2012/nov/05	GOOD	425.3909
872140	STU 102	104I	2011/jul/28	2012/nov/05	GOOD	256.1039
872141	STU 125	104I	2011/jul/28	2012/nov/05	GOOD	410.6275
872142	STU 195	104I	2011/jul/28	2012/nov/05	GOOD	407.8865
872143	STU 036	104J	2011/jul/28	2012/nov/05	GOOD	425.4075
872144	STU 027	104J	2011/jul/28	2012/nov/05	GOOD	408.8353
872145	STU 98	104I	2011/jul/28	2012/nov/05	GOOD	273.4715
872146	STU 124	104I	2011/jul/28	2012/nov/05	GOOD	410.6288
872147	STU 029	104J	2011/jul/28	2012/nov/05	GOOD	408.4206
872148	STU 172	104I	2011/jul/28	2012/nov/05	GOOD	357.2539
872149	STU 123	104I	2011/jul/28	2012/nov/05	GOOD	410.6317
872150	STU 194	104I	2011/jul/28	2012/nov/05	GOOD	356.8847
872151	STU 034	104J	2011/jul/28	2012/nov/05	GOOD	425.9138
872152	STU 028	104J	2011/jul/28	2012/nov/05	GOOD	408.6279
872153	STU 097	104I	2011/jul/28	2012/nov/05	GOOD	273.451
872154	STU 179	104I	2011/jul/28	2012/nov/05	GOOD	408.282
872155	STU 035	104J	2011/jul/28	2012/nov/05	GOOD	425.6776
872156	STU 105	104I	2011/jul/28	2012/nov/05	GOOD	376.201
872157	STU 042	104I	2011/jul/28	2012/nov/05	GOOD	425.6395
872158	STU 117	104I	2011/jul/28	2012/nov/05	GOOD	342.1898
872159	STU 106	104I	2011/jul/28	2012/nov/05	GOOD	427.5136
872160	STU 171	104I	2011/jul/28	2012/nov/05	GOOD	408.0923
872161	STU 191	104I	2011/jul/28	2012/nov/05	GOOD	425.5205
872162	STU 178	104I	2011/jul/28	2012/nov/05	GOOD	408.0938
872163	STU 109	104I	2011/jul/28	2012/nov/05	GOOD	427.5245
872164	STU 108	104I	2011/jul/28	2012/nov/05	GOOD	341.828
872165	STU 190	104I	2011/jul/28	2012/nov/05	GOOD	357.6688

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
872166	STU 168	104I	2011/jul/28	2012/nov/05	GOOD	391.0051
872167	STU 111	104I	2011/jul/28	2012/nov/05	GOOD	427.0979
872168	STU 114	104I	2011/jul/28	2012/nov/05	GOOD	410.6291
872169	STU 170	104I	2011/jul/28	2012/nov/05	GOOD	407.9037
872170	STU 132	104I	2011/jul/28	2012/nov/05	GOOD	426.878
872171	STU 177	104I	2011/jul/28	2012/nov/05	GOOD	407.9061
872172	STU 110	104I	2011/jul/28	2012/nov/05	GOOD	410.6443
872173	STU 183	104I	2011/jul/28	2012/nov/05	GOOD	424.7537
872174	STU 176	104I	2011/jul/28	2012/nov/05	GOOD	424.7062
872175	STU 131	104I	2011/jul/28	2012/nov/05	GOOD	426.851
872176	STU 169	104I	2011/jul/28	2012/nov/05	GOOD	407.7134
872177	STU 184	104I	2011/jul/28	2012/nov/05	GOOD	356.9255
872178	STU 133	104I	2011/jul/28	2012/nov/05	GOOD	409.654
872179	STU 167	104I	2011/jul/28	2012/nov/05	GOOD	407.7155
872180	STU 185	104I	2011/jul/28	2012/nov/05	GOOD	357.0526
872181	STU 134	104I	2011/jul/28	2012/nov/05	GOOD	426.6144
872182	STU 166	104I	2011/jul/28	2012/nov/05	GOOD	407.7126
872183	STU 135	104I	2011/jul/28	2012/nov/05	GOOD	358.3119
872185	STU 186	104I	2011/jul/28	2012/nov/05	GOOD	357.1796
872186	STU 165	104I	2011/jul/28	2012/nov/05	GOOD	407.7062
872187	STU 136	104I	2011/jul/28	2012/nov/05	GOOD	358.1866
872188	STU 164	104I	2011/jul/28	2012/nov/05	GOOD	339.7521
872189	STU 137	104I	2011/jul/28	2012/nov/05	GOOD	426.3657
872191	STU 187	104I	2011/jul/28	2012/nov/05	GOOD	357.3064
872193	STU 138	104I	2011/jul/28	2012/nov/05	GOOD	426.2563
872194	STU 188	104I	2011/jul/28	2012/nov/05	GOOD	357.4334
872197	STU 189	104I	2011/jul/28	2012/nov/05	GOOD	357.5605
872629	STU 207	104I	2011/jul/29	2012/nov/05	GOOD	426.5166
872649	STU 208	104I	2011/jul/29	2012/nov/05	GOOD	426.7613
872669	STU 209	104I	2011/jul/29	2012/nov/05	GOOD	426.9964
872689	STU 210	104I	2011/jul/29	2012/nov/05	GOOD	136.6952
872709	STU 213	104I	2011/jul/29	2012/nov/05	GOOD	426.5164
872729	STU 212	104I	2011/jul/29	2012/nov/05	GOOD	426.7611
872749	STU 211	104I	2011/jul/29	2012/nov/05	GOOD	358.6655
872769	STU 214	104I	2011/jul/29	2012/nov/05	GOOD	426.5164
872789	STU 215	104I	2011/jul/29	2012/nov/05	GOOD	426.7608
872809	STU 216	104I	2011/jul/29	2012/nov/05	GOOD	358.6367
872829	STU 218	104I	2011/jul/29	2012/nov/05	GOOD	426.5175
872849	STU 217	104I	2011/jul/29	2012/nov/05	GOOD	426.7594
872869	STU 219	104I	2011/jul/29	2012/nov/05	GOOD	426.5165
872889	STU 220	104I	2011/jul/29	2012/nov/05	GOOD	290.174
872909	STU 221	104I	2011/jul/29	2012/nov/05	GOOD	409.5276
872929	STU 222	104I	2011/jul/29	2012/nov/05	GOOD	409.5297
880449	STU 244	104J	2011/aug/03	2012/nov/05	GOOD	425.9063
880450	STU 262	104J	2011/aug/03	2012/nov/05	GOOD	425.4747
880469	STU 260	104J	2011/aug/03	2012/nov/05	GOOD	425.2333

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
880489	STU 254	104J	2011/aug/03	2012/nov/05	GOOD	407.4979
880509	STU 263	104J	2011/aug/03	2012/nov/05	GOOD	425.501
880529	STU 294	104J	2011/aug/03	2012/nov/05	GOOD	425.7169
880549	STU 223	104I	2011/aug/03	2012/nov/05	GOOD	407.5542
880569	STU 270	104J	2011/aug/03	2012/nov/05	GOOD	425.9699
880589	STU 259	104J	2011/aug/03	2012/nov/05	GOOD	425.2574
880609	STU 277	104J	2011/aug/03	2012/nov/05	GOOD	407.52
880610	STU 289	104J	2011/aug/03	2012/nov/05	GOOD	425.2145
880629	STU 264	104J	2011/aug/03	2012/nov/05	GOOD	425.5241
880649	STU 245	104J	2011/aug/03	2012/nov/05	GOOD	425.9099
880669	STU 281	104J	2011/aug/03	2012/nov/05	GOOD	424.7096
880670	STU 290	104J	2011/aug/03	2012/nov/05	GOOD	425.466
880689	STU 224	104I	2011/aug/03	2012/nov/05	GOOD	407.551
880709	STU 235	104J	2011/aug/03	2012/nov/05	GOOD	425.2729
880729	STU 246	104J	2011/aug/03	2012/nov/05	GOOD	425.9458
880749	STU 280	104J	2011/aug/03	2012/nov/05	GOOD	424.704
880769	STU 240	104J	2011/aug/03	2012/nov/05	GOOD	425.5278
880789	STU 247	104J	2011/aug/03	2012/nov/05	GOOD	426.2065
880809	STU 293	104J	2011/aug/03	2012/nov/05	GOOD	425.7154
880829	STU 225	104I	2011/aug/03	2012/nov/05	GOOD	407.5126
880849	STU 255	104J	2011/aug/03	2012/nov/05	GOOD	424.682
880869	STU 236	104J	2011/aug/03	2012/nov/05	GOOD	425.2501
880889	STU 239	104J	2011/aug/03	2012/nov/05	GOOD	425.4993
880909	STU 289	104J	2011/aug/03	2012/nov/05	GOOD	425.4673
880929	STU 248	104J	2011/aug/03	2012/nov/05	GOOD	426.1744
880949	STU 226	104J	2011/aug/03	2012/nov/05	GOOD	407.4825
880969	STU 256	104J	2011/aug/03	2012/nov/05	GOOD	424.9538
880989	STU 237	104J	2011/aug/03	2012/nov/05	GOOD	425.2425
881009	STU 249	104J	2011/aug/03	2012/nov/05	GOOD	426.1657
881029	STU 295	104J	2011/aug/03	2012/nov/05	GOOD	425.997
881049	STU 238	104J	2011/aug/03	2012/nov/05	GOOD	425.4941
881069	STU 227	104J	2011/aug/03	2012/nov/05	GOOD	407.4993
881089	STU 282	104J	2011/aug/03	2012/nov/05	GOOD	424.9683
881109	STU 241	104J	2011/aug/03	2012/nov/05	GOOD	425.7828
881129	STU 283	104J	2011/aug/03	2012/nov/05	GOOD	424.9674
881130	STU 268	104J	2011/aug/03	2012/nov/05	GOOD	426.0038
881131	STU 271	104J	2011/aug/03	2012/nov/05	GOOD	426.1985
881132	STU 242	104J	2011/aug/03	2012/nov/05	GOOD	425.7483
881189	STU 228	104J	2011/aug/03	2012/nov/05	GOOD	407.5164
881209	STU 243	104J	2011/aug/03	2012/nov/05	GOOD	425.7461
881210	STU 269	104J	2011/aug/03	2012/nov/05	GOOD	425.9951
881211	STU 288	104J	2011/aug/03	2012/nov/05	GOOD	425.2181
881212	STU 273	104J	2011/aug/03	2012/nov/05	GOOD	426.2319
881213	STU 265	104J	2011/aug/03	2012/nov/05	GOOD	425.7907
881214	STU 287	104J	2011/aug/03	2012/nov/05	GOOD	425.2165
881215	STU 272	104J	2011/aug/03	2012/nov/05	GOOD	426.2211

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
881216	STU 253	104J	2011/aug/03	2012/nov/05	GOOD	407.4994
881217	STU 266	104J	2011/aug/03	2012/nov/05	GOOD	425.7687
881219	STU 252	104J	2011/aug/03	2012/nov/05	GOOD	426.4674
881220	STU 279	104J	2011/aug/03	2012/nov/05	GOOD	424.6959
881221	STU 267	104J	2011/aug/03	2012/nov/05	GOOD	425.7351
881222	STU 229	104J	2011/aug/03	2012/nov/05	GOOD	424.6693
881223	STU 300	104J	2011/aug/03	2012/nov/05	GOOD	358.0354
881224	STU 278	104J	2011/aug/03	2012/nov/05	GOOD	356.5742
881227	STU 251	104J	2011/aug/03	2012/nov/05	GOOD	426.4386
881228	STU 230	104J	2011/aug/03	2012/nov/05	GOOD	424.6718
881229	STU 285	104J	2011/aug/03	2012/nov/05	GOOD	135.8779
881230	STU 299	104J	2011/aug/03	2012/nov/05	GOOD	426.2356
881231	STU 292	104J	2011/aug/03	2012/nov/05	GOOD	425.6933
881232	STU 231	104J	2011/aug/03	2012/nov/05	GOOD	254.8035
881233	STU 250	104J	2011/aug/03	2012/nov/05	GOOD	426.4247
881234	STU 284	104J	2011/aug/03	2012/nov/05	GOOD	424.9579
881235	STU 296	104J	2011/aug/03	2012/nov/05	GOOD	426.0042
881236	STU 297	104J	2011/aug/03	2012/nov/05	GOOD	425.9875
881237	STU 286	104J	2011/aug/03	2012/nov/05	GOOD	425.2031
881238	STU 234	104J	2011/aug/03	2012/nov/05	GOOD	425.0183
881239	STU 276	104J	2011/aug/03	2012/nov/05	GOOD	426.4266
881240	STU 298	104J	2011/aug/03	2012/nov/05	GOOD	426.2263
881241	STU 291	104J	2011/aug/03	2012/nov/05	GOOD	425.4481
881242	STU 233	104J	2011/aug/03	2012/nov/05	GOOD	425.0006
881243	STU 301	104J	2011/aug/03	2012/nov/05	GOOD	392.3482
881244	STU 275	104J	2011/aug/03	2012/nov/05	GOOD	426.447
881245	STU 274	104J	2011/aug/03	2012/nov/05	GOOD	426.4598
881246	STU 232	104J	2011/aug/03	2012/nov/05	GOOD	424.9905
881247	STU 303	104J	2011/aug/03	2012/nov/05	GOOD	426.4647
881248	STU 302	104J	2011/aug/03	2012/nov/05	GOOD	358.2415
881249	STU 258	104J	2011/aug/03	2012/nov/05	GOOD	424.9908
881250	STU 257	104J	2011/aug/03	2012/nov/05	GOOD	424.9654
881252	STU 304	104I	2011/aug/03	2012/nov/05	GOOD	427.9485
881253	STU 307	104I	2011/aug/03	2012/nov/05	GOOD	427.9454
881254	STU 261	104I	2011/aug/03	2012/nov/05	GOOD	427.954
881255	STU 306	104I	2011/aug/03	2012/nov/05	GOOD	427.9493
881256	STU 305	104I	2011/aug/03	2012/nov/05	GOOD	342.5021
888389	STU 308	104I	2011/aug/11	2012/nov/05	GOOD	407.4082
888429	STU 309	104J	2011/aug/11	2012/nov/05	GOOD	426.463
888449	STU 310	104J	2011/aug/11	2012/nov/05	GOOD	426.7064
888469	STU 311	104J	2011/aug/11	2012/nov/05	GOOD	426.4675
888489	STU 312	104J	2011/aug/11	2012/nov/05	GOOD	426.4643
888509	STU 313	104J	2011/aug/11	2012/nov/05	GOOD	426.7147
888529	STU 314	104J	2011/aug/11	2012/nov/05	GOOD	426.7045
888549	STU 315	104J	2011/aug/11	2012/nov/05	GOOD	426.4673
888569	STU 316	104J	2011/aug/11	2012/nov/05	GOOD	426.7151

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
888589	STU 317	104J	2011/aug/11	2012/nov/05	GOOD	324.4302
888609	STU 318	104J	2011/aug/11	2012/nov/05	GOOD	170.7451
940640	STU332	104J	2012/jan/10	2013/jan/10	GOOD	426.2219
940641	STU319	104J	2012/jan/10	2013/jan/10	GOOD	426.7034
940643	STU333	104J	2012/jan/10	2013/jan/10	GOOD	426.2222
940644	STU320	104J	2012/jan/10	2013/jan/10	GOOD	426.6908
940645	STU334	104J	2012/jan/10	2013/jan/10	GOOD	426.2201
940646	STU335	104J	2012/jan/10	2013/jan/10	GOOD	426.2194
940647	STU321	104J	2012/jan/10	2013/jan/10	GOOD	426.6878
940648	STU336	104J	2012/jan/10	2013/jan/10	GOOD	426.2189
940649	STU319	104J	2012/jan/10	2013/jan/10	GOOD	426.6979
940650	STU341	104J	2012/jan/10	2013/jan/10	GOOD	425.9806
940651	STU322	104J	2012/jan/10	2013/jan/10	GOOD	426.6728
940652	STU340	104J	2012/jan/10	2013/jan/10	GOOD	425.9799
940653	STU339	104J	2012/jan/10	2013/jan/10	GOOD	425.9725
940654	STU338	104J	2012/jan/10	2013/jan/10	GOOD	425.9716
940655	STU337	104J	2012/jan/10	2013/jan/10	GOOD	425.9684
940656	STU324	104J	2012/jan/10	2013/jan/10	GOOD	426.655
940657	STU342	104J	2012/jan/10	2013/jan/10	GOOD	425.6916
940658	STU325	104J	2012/jan/10	2013/jan/10	GOOD	426.6839
940659	STU343	104J	2012/jan/10	2013/jan/10	GOOD	425.6974
940660	STU344	104J	2012/jan/10	2013/jan/10	GOOD	425.692
940661	STU326	104J	2012/jan/10	2013/jan/10	GOOD	426.703
940662	STU345	104J	2012/jan/10	2013/jan/10	GOOD	425.6949
940663	STU346	104J	2012/jan/10	2013/jan/10	GOOD	425.6949
940664	STU351	104J	2012/jan/10	2013/jan/10	GOOD	425.4482
940665	STU327	104J	2012/jan/10	2013/jan/10	GOOD	426.7282
940666	STU350	104J	2012/jan/10	2013/jan/10	GOOD	425.4537
940667	STU349	104J	2012/jan/10	2013/jan/10	GOOD	425.4462
940668	STU328	104J	2012/jan/10	2013/jan/10	GOOD	375.6573
940669	STU348	104J	2012/jan/10	2013/jan/10	GOOD	425.4493
940670	STU347	104J	2012/jan/10	2013/jan/10	GOOD	425.4496
940671	STU329	104J	2012/jan/10	2013/jan/10	GOOD	375.6582
940672	STU352	104J	2012/jan/10	2013/jan/10	GOOD	408.1964
940673	STU330	104J	2012/jan/10	2013/jan/10	GOOD	375.6605
940674	STU353	104J	2012/jan/10	2013/jan/10	GOOD	408.2015
940675	STU354	104J	2012/jan/10	2013/jan/10	GOOD	425.2008
940676	STU331	104J	2012/jan/10	2013/jan/10	GOOD	409.7972
940677	STU355	104J	2012/jan/10	2013/jan/10	GOOD	425.2035
940678	STU356	104J	2012/jan/10	2013/jan/10	GOOD	425.2043
940679	STU370	104J	2012/jan/10	2013/jan/10	GOOD	426.4692
940680	STU361	104J	2012/jan/10	2013/jan/10	GOOD	424.9612
940681	STU360	104J	2012/jan/10	2013/jan/10	GOOD	424.9659
940683	STU359	104J	2012/jan/10	2013/jan/10	GOOD	424.955
940684	STU371	104J	2012/jan/10	2013/jan/10	GOOD	426.7197
940685	STU358	104J	2012/jan/10	2013/jan/10	GOOD	424.9576

Tenure Number	Claim Name	Map Number	Issue Date	Good To Date	Status	Area (ha)
940686	STU357	104J	2012/jan/10	2013/jan/10	GOOD	424.9587
940688	STU362	104J	2012/jan/10	2013/jan/10	GOOD	424.6942
940689	STU363	104J	2012/jan/10	2013/jan/10	GOOD	424.6936
940690	STU364	104J	2012/jan/10	2013/jan/10	GOOD	424.6859
940691	STU365	104J	2012/jan/10	2013/jan/10	GOOD	424.6953
940692	STU366	104J	2012/jan/10	2013/jan/10	GOOD	424.7018
940694	STU369	104J	2012/jan/10	2013/jan/10	GOOD	407.515
940695	STU368	104J	2012/jan/10	2013/jan/10	GOOD	407.5126
940696	STU367	104J	2012/jan/10	2013/jan/10	GOOD	407.5243
942614	STU 372	104I	2012/jan/25	2013/jan/25	GOOD	51.0262
983855	STU 372	104I	2012/may/03	2013/may/03	GOOD	102.3957
983863	STU 373	104I	2012/may/03	2013/may/03	GOOD	34.1325
983874	STU 374	104I	2012/may/03	2013/may/03	GOOD	51.1933
983876	STU 374	104I	2012/may/03	2013/may/03	GOOD	17.07
991847	STU373	104J	2012/may/31	2013/may/31	GOOD	16.9871
991824	STU374	104I	2012/may/31	2013/may/31	GOOD	17.0031
999623	STU 375	104I	2012/jun/21	2013/jun/21	GOOD	85.126
999624	STU 376	104I	2012/jun/21	2013/jun/21	GOOD	85.1474
1011415	STU 377		2012/jul/23	2013/jul/23	GOOD	17.06